JDA Software Group, Inc. NEWS RELEASE	JDA Investor Relations Contact:
Lawrence Delaney, Jr., The Berlin Group
Tel: (714) 734-5000; larry@berlingroup.com

JDA Public Relations Contact:
Larry Ferrere, Chief Marketing Officer
Tel: (480) 308-3033; larry.ferrere@jda.com

New Primary Financial Executive Announced for JDA Software
Scottsdale, Ariz. — April 8, 2008 — JDA Software Group, Inc. (Nasdaq: JDAS) today announced that Kristen Magnuson, JDA’s Executive Vice President and Chief Financial Officer, has decided to resign her position in order to pursue other opportunities. During Magnuson’s more than 11 years of service, she has presided over an impressive four-fold growth in the company and led the financial planning and integration of 10 acquisitions, including the company’s most recent successful acquisition of Manugistics in 2006. Magnuson will remain with JDA through a 90-day transitional period.
     “While it is never easy to see an executive such as Kristen leave the company, we appreciate and respect her desire for change,” commented Hamish Brewer, JDA’s President and Chief Executive Officer. “We have agreed to an orderly transition with Kristen, and the company has begun an aggressive search to identify her successor. JDA thanks Kristen for her service and wishes her the best of luck in her future career endeavors.”
     During Ms. Magnuson’s transition, David Alberty, JDA’s Group Vice President of Accounting, Finance and Treasury, will assume the role of primary financial executive as defined by the SEC and will assume direct responsibility for the company’s published financial statements. Alberty has been employed at JDA for more than 10 years during which time he has served in various financial roles including VP of International Accounting and most recently as Group Vice President, Worldwide Controller. Alberty is a CPA and has worked in the technology industry for more than 20 years.
About JDA Software Group, Inc.
     JDA® Software Group, Inc. (NASDAQ: JDAS) is the world’s leading supply chain solutions provider, helping companies optimize operations and improve profitability. JDA drives business efficiency for its global customer base of more than 5,800 retailers, manufacturers, wholesaler-distributors and services industries companies through deep domain expertise and innovative solutions. JDA’s combination of unmatched services, together with its integrated yet modular solutions for merchandising, supply chain planning and execution and revenue management, leverage the strong heritage and knowledge capital of market leaders including Manugistics, E3, Intactix and Arthur. When supply chain results matter, companies turn to JDA. For more information about JDA, visit www.jda.com or contact us at info@jda.com or call +1.800.479.7382 / +1.480.308.3000.
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New Primary Financial Executive Announced for JDA Software
We do not believe this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Nevertheless, if remarks in this press release are considered to be ``forward-looking’’ or to have forward-looking implications (such as the potential benefits of deploying the specific strategies), we would remind our investors and prospective investors that future events may involve risks and uncertainties. These risks and uncertainties include the fact that not all users will be able to utilize our products with successful results. Other risks and uncertainties that may affect our business are detailed from time to time in the ``Risks Factors’’ section of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release.
“JDA” is a registered trademark of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260